UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/21/2005

EnerSys
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of Principal Executive Offices, Including Zip Code)

(610) 208-1991
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 21, 2005, the Board of Directors of EnerSys increased the number of directors on the Board to nine members from seven members, and appointed Arthur T. Katsaros, as a Class II director, and Kenneth F. Clifford, as a Class III director, to fill such vacancies. The increase in number of directors was required to comply with the audit committee independence requirements under applicable Securities and Exchange Commission ("SEC") rules and New York Stock Exchange ("NYSE") listing standards, and with the Company's 2004 Securityholder Agreement with certain of its institutional shareholders (the "Securityholder Agreement"), which effectively permits Metalmark Capital LLC to designate a majority of the members of the Board. A copy of the Securityholder Agreement is attached as Exhibit 4.2 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553), which was filed on July 26, 2004.

Mr. Katsaros was determined by the Board to be independent under applicable SEC rules and NYSE listing standards, and was elected to serve on the Company's Audit Committee, filling the vacancy of Mr. Eric T. Fry who resigned from the Audit Committee on July 21, 2005. Mr. Katsaros has been the Group Vice President - Development and Technology of Air Products and Chemicals, Inc. since 2002. From 1996 through 2002, he was Group Vice President of Engineered Systems and Operations of Air Products. Mr. Katsaros received a Bachelor of Science degree in Chemical Engineering from Worcester Polytechnic Institute in 1969 and a Master of Business Administration from Lehigh University in 1977. He also completed the Advanced Management Program at Harvard University's Graduate School of Business in 1992.

Mr. Clifford was nominated by Metalmark Capital LLC and appointed to the Board in connection with the Securityholder Agreement. Mr. Clifford has been the Chief Financial Officer and a Managing Director of Metalmark Capital LLC since its inception in 2004. Prior to joining Metalmark, he was the Chief Financial Officer and a Managing Director of Morgan Stanley Capital Partners from 2000 to 2004. Mr. Clifford received his Bachelor of Science degree in Business and Economics from Lehigh University and his Master of Business Administration from New York University. He is a Certified Public Accountant in the State of New York.

There are no transactions in which either Mr. Clifford or Mr. Katsaros have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EnerSys

Date: July 25, 2005.	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President, General Counsel and Assistant Secretary